Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

WindGen Energy, Inc.
Scottsdale, Arizona

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Form S-8 Registration Statement of our report dated April 14, 2010, relating to the consolidated financial statements appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

We also consent to the reference to us under the caption “Expert” in the Prospectus.

/s/ Robison, Hill & Co.
Certified Public Accountants

Salt Lake City, Utah
August 17, 2010